Exhibit 99.1

RE: LEXINGTON CORPORATE PROPERTIES TRUST

ONE PENN PLAZA

SUITE 4015

NEW YORK, NY 10119

FOR FURTHER INFORMATION:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
T. Wilson Eglin	Lisa Fortuna	Tim Grace
Chief Executive Officer	Analyst Inquiries	Media Inquiries
(212) 692-7200	(312) 640-6779	(312) 640-6667

FOR IMMEDIATE RELEASE

WEDNESDAY, OCTOBER 18, 2006

LEXINGTON CORPORATE PROPERTIES TRUST

ANNOUNCES SPECIAL SHAREHOLDER MEETING DATE

New York, NY – October 18, 2006 – Lexington Corporate Properties Trust (“Lexington”) (NYSE:LXP), a real estate investment trust, today announced that the special shareholder meeting to consider a proposal to approve the merger of Newkirk Realty Trust, Inc. (“Newkirk”) with and into Lexington and related matters, including the adoption of an Amended and Restated Declaration of Trust of Lexington and the issuance of common shares of Lexington in connection with the merger, will be held on November 20, 2006 at 11:30 a.m., local time, at the New York offices of Paul, Hastings, Janofsky & Walker LLP, located at 75 East 55th Street, New York, New York 10022. Lexington’s Board of Trustees fixed the close of business on October 13, 2006 as the record date for determining shareholders entitled to vote at the special meeting. A joint proxy statement/prospectus containing information about the special meeting and the merger is being mailed to shareholders. Shareholders are urged to read the joint proxy statement/prospectus.

About Lexington

Lexington is a real estate investment trust that owns and manages office, industrial and retail properties net-leased to major corporations throughout the United States and provides investment advisory and asset management services to investors in the net lease area. Lexington currently pays an annualized dividend of $1.46 per share. Additional information about Lexington is available at www.lxp.com.

Additional Information and Where to Find It

On July 23, 2006, Lexington and Newkirk entered into an agreement and plan of merger (the “Merger Agreement”) that provides for the merger of Newkirk with and into Lexington. Lexington and Newkirk filed with the Securities and Exchange Commission a registration statement on Form S-4 that contains a joint proxy statement/prospectus and other documents regarding the transactions provided for in the Merger Agreement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS OF LEXINGTON AND NEWKIRK BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT LEXINGTON AND NEWKIRK AND THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the joint proxy

LEXINGTON CORPORATE PROPERTIES TRUST

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statement/prospectus, and other documents filed by Lexington and Newkirk with the SEC at the SEC's website at http://www.sec.gov. The joint proxy statement/prospectus and other relevant documents may also be obtained free of charge from Lexington or Newkirk by directing such request to: Lexington Corporate Properties Trust, One Penn Plaza - Suite 4015, New York, NY 10119, 212-692-7200, Attention: Joseph S. Bonventre, or Newkirk Realty Trust, Inc., 7 Bulfinch Place, Suite 500, Boston, MA 02114-9507, 617-570-4680, Attention: Beverly Bergman. Investors and security holders are urged to read the joint proxy statement/prospectus and other relevant material before making any voting or investment decisions with respect to the proposed merger.

Lexington, Newkirk and their respective trustees/directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Lexington and stockholders of Newkirk in connection with the proposed merger. Information about Lexington, Newkirk and their respective trustees/directors and executive officers, is set forth in the respective annual proxy statements and Annual Reports on Form 10-K for Lexington and Newkirk, which can be found on the SEC's website at http://www.sec.gov. Additional information regarding the interests of those persons may be obtained by reading the joint proxy statement/prospectus.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington’s control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those factors and risks detailed in Lexington’s periodic filings with the Securities and Exchange Commission. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

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